Exhibit 10.4
                           FLAG FINANCIAL CORPORATION
                           CHANGE IN CONTROL AGREEMENT


     THIS AGREEMENT (the "Agreement") is made as of January 13, 2003 (the "Effective Date") by and between STEPHEN W. DOUGHTY (the "Employee") and FLAG FINANCIAL CORPORATION, a Georgia corporation (the "Company").

     WHEREAS,  the  Employee  is  currently  employed  by  the  Company;  and

     WHEREAS, the Company desires to continue to employ the Employee and to enter into an agreement to provide benefits to the Employee upon a Change in Control (as defined below) of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

     1.     DEFINITIONS.  For  purposes  of  this Agreement, the following terms
            -----------
and  conditions  shall  have  the  meanings  set  forth  in  this  Section  1:

          (a)     "Area"  means  the  geographic  area  within the boundaries of
                   ----
     Fulton County, Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Employee performs services on behalf of the Company and its affiliates as of the Effective Date.

          (b)     "Board  of  Directors"  means  the  Board  of Directors of the
                   --------------------
     Company.

          (c)     "Business  of the Company" means the business conducted by the
                   ------------------------
     Company and its affiliates which is the business of banking, including the solicitation of time and demand deposits and the making of residential, consumer, commercial and corporate loans.

          (d)     "Cause"  means  the occurrence of any of the following events:
                   -----
     (i) conduct by the Employee that constitutes fraud, dishonesty, gross malfeasance of duty or conduct grossly inappropriate for the Employee's position with the Company; (ii) conduct by the Employee that is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Employee; (iii) conduct resulting in the conviction of the Employee of a felony; and (iv) conduct by the Employee that results in the permanent removal of the Employee from his position as an officer or an employee of the Company or any of its affiliates pursuant to written order by any regulatory agency with authority and jurisdiction over the Company or its affiliates, as the case may be.

          (e)     "Change  in  Control"  means  the  occurrence  of  any  of the
                   -------------------
     following  events  on  or  after  the  Effective  Date:


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               (i)     the  acquisition  by  any  person  or  persons  acting in
          concert of the then outstanding voting securities of the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote more than twenty-five percent (25%) of any class of voting securities of the Company;

               (ii) within any twelve-month period (beginning on or after the Effective Date) the persons who constitute the Board of Directors immediately before such twelve-month period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a director subsequent to the Effective Date shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed an Incumbent Director;

               (iii) the approval by the stockholders of the Company of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

               (iv) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

     A Change in Control with respect to which the Employee is offered, no later than the effective date of the Change in Control, a position with the surviving company which is commensurate in status and compensation with the Employee's position with the Company immediately prior to the effective date of the Change in Control shall be referred to in this Agreement as a "Satisfactory Change in Control." A Change in Control with respect to which the Employee is not offered, by the effective date of the Change in Control, a position with the surviving company which is commensurate in status and compensation with the Employee's position with the Company immediately prior to the effective date of the Change in Control shall be referred to in this Agreement as an "Unsatisfactory Change in Control."

          (f)     "Confidential Information" means data and information relating
                   ------------------------
     to the business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through its relationship to the Company and which has value to the Company and is not generally known to its competitors. Without limiting the foregoing, Confidential Information shall include the following:

               (i) all items of information that could be classified as a trade secret pursuant to Georgia law;


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               (ii)  the  names,  addresses  and  banking  requirements  of  the customers of the Company and its bank affiliates and the nature and amount of business done with such customers;

               (iii) the names and addresses of employees and other business contacts of the Company and its affiliates;

               (iv) the particular names, methods and procedures utilized by the Company and its affiliates in the conduct and advertising of their business;

               (v) the applications, operating system, communication and other computer software and derivatives thereof, including, without limitation, sources and object codes, flow charts, coding sheets, routines, subrouting and related documentation and manuals of the Company and its affiliates; and

               (vi) marketing techniques, purchasing information, pricing policies, loan policies, quoting procedures, financial information, customer data and other materials or information relating to the Company's and its affiliates' manner of doing business.

     Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

          (g) "Disability" means a condition for which benefits would be payable
               ----------
     under any long-term disability coverage (without regard to the application of any elimination period requirement) then provided to the Employee by the Company or, if no such coverage is then being provided, the inability of the Employee to perform the material aspects of the Employee's duties of employment for a period of at least one hundred eighty (180) consecutive days as certified by a physician chosen by the Employee and reasonably acceptable to the Company.

          (h)  "Fair  Market  Value"  with  regard  to  a  date  means:
                -------------------

               (i) the price at which the Company's common stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange on which the shares of the Company's common stock are then actively traded or, if applicable, as reported by the NASDAQ Stock Market;

               (ii) if such market information is not published on a regular basis, the price of the Company's common stock in the over-the-counter


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          market  on  that  date  or the last business day prior to that date as reported by the NASDAQ Stock Market or, if not so reported, by a generally accepted reporting service; or

               (iii) if the Company's common stock is not publicly traded, as determined in good faith by the Board of Directors with due consideration being given to (A) the most recent independent appraisal of the Company, if such appraisal is not more than twelve (12) months old and (B) the valuation methodology used in any such appraisal.

               For purposes of Paragraphs (i), (ii), or (iii) above, the Board of Directors may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of the Company's common stock, or any other method which the Board of Directors determines is reasonably indicative of the fair market value.

          (i)  "Good Reason" means the occurrence of any of the following events
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     which occur three (3) months before or twelve (12) months after a Change in
     Control and which is not corrected by the Company within thirty (30) days after the Employee's written notice to the Company of the same: (i) a material diminution in the powers, responsibilities, duties, base salary or bonus opportunity of the Employee by the Company; (ii) a change by the Company of the location of the Employee's place of employment to more than fifty (50) miles from its present location; (iii) removal of the Employee from the Board of Directors (or the board of directors of any successor to the Company) without Cause; (iv) the failure of the Board of Directors (or the board of directors of any successor to the Company) to nominate the Employee for re-election to such board of directors or the failure of the shareholders of the Company (or any successor to the Company) to re-elect the Employee to such board of directors; or (v) a material breach by the Company of any employment agreement by and between the Company and the Employee, if any, then in effect.

          (j)  "Trade  Secrets"  means  information,  without  regard  to  form,
                --------------
     including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     2.     TERM.  The  term  of  this  Agreement  (the  "Term")  shall  become
            ----
effective as of the Effective Date and shall remain in effect until the earlier of (a) twelve (12) months following a Change in Control or (b) the third (3rd) anniversary of the Effective Date. While this Agreement remains in effect, the Term, as defined by Section 2(b) above shall automatically renew each day after the Effective Date such that the Term remains a three-year term from day-to-day thereafter unless either party gives written notice to the other of its or his


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intent  that  the automatic renewals shall cease or the Term expires pursuant to
Section 2(a) hereof. In the event notice of non-renewal is properly given pursuant to Section 2(b) hereof, the Agreement and the Term shall expire on the third (3rd) anniversary of the thirtieth (30th) day following the date such written notice is received, unless the Term expires earlier in accordance with
Section  2(a).

     3.     CHANGE  IN  CONTROL  BENEFITS.
            -----------------------------

          (a) If, within three (3) months before or within twelve (12) months following an Unsatisfactory Change in Control, the Employee's employment is involuntarily terminated by the Company without Cause or terminated by the Employee for Good Reason no later than three (3) months after the occurrence of the most recent event constituting Good Reason (but no later than twelve (12) months following the Unsatisfactory Change in Control), the Company shall pay to the Employee, in a lump sum payment, an amount equal to three (3) times the sum of (i) the Employee's annual base salary in effect at the time of termination of employment and (ii) the largest annual bonus amount paid to the Employee within the three (3) calendar years preceding the calendar year in which occurs the Unsatisfactory Change in Control. In addition to the payment described in the preceding sentence, the Company shall pay to the Employee an amount equal to what would be the Employee's cost of COBRA health continuation coverage for himself and his eligible dependents from the Company for the period in which the Employee would be eligible to receive COBRA health continuation coverage from the Company. A termination of the Employee's employment due to his death or Disability will not be deemed to be an involuntary termination of employment by the Company without Cause or a termination by the Employee for Good Reason. Any payment due and owing under this Subsection (a) shall be payable as soon as practicable following the Employee's termination of employment.

          (b)  If no benefits are payable to the Employee pursuant to Subsection
     (a),  the Employee may be eligible for benefits pursuant to this Subsection
     (b). In the event of a Satisfactory Change in Control the Employee will be eligible for the following benefits:

               (i) If, within thirty (30) days following the Satisfactory Change in Control, the Fair Market Value of the Company's common stock increases by at least twenty-five percent (25%) as compared to its Fair Market Value determined as of the day immediately preceding the date on which the first public dissemination of the transaction that will result in the Satisfactory Change in Control, the Company shall pay to the Employee, in a lump sum payment, an amount equal to the sum of (A) the Employee's annual base salary in effect at the time of termination of employment and (B) the largest annual bonus amount paid to the Employee within the three (3) calendar years preceding the calendar year in which occurs the Satisfactory Change in Control. Any payment due and owing under this Subsection (b)(i) shall be payable within sixty (60) days following the date such payment becomes due and owing; and

               (ii) If, within twelve (12) months following a Satisfactory Change in Control in which the Executive accepts employment with the


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          surviving  corporation,  the  Employee  terminates  employment for any reason  (other  than due to death or Disability) with no less than six
          (6) months written notice, the Company shall pay to the Employee, in a lump sum payment, an amount equal to two (2) times the sum of (A) the Employee's annual base salary in effect at the time of termination of employment and (B) the largest annual bonus amount paid to the Employee within the three (3) calendar years preceding the calendar year in which occurs the Satisfactory Change in Control. In the event the Executive is entitled to the payment described in Subsection (i) above, any payment under this Subsection (ii) shall be equal to one
          (1) times the sum of (A) and (B) described above. In addition to the payment described in this Subsection (ii), the Company shall pay to the Employee an amount equal to what would be the Employee's cost of COBRA health continuation coverage for himself and his eligible dependents from the Company for lesser of the period in which the Employee would be eligible to receive COBRA health continuation coverage from the Company or twelve (12) months. Any payment made pursuant to this Subsection (b)(ii) shall be payable as soon as practicable following the Employee's termination of employment.

               (iii) In the event of a Satisfactory Change in Control in which the Executive does not accept employment with the surviving corporation, the Company shall pay to the Employee, in a lump sum payment, an amount equal to two (2) times the sum of (A) the Employee's annual base salary in effect at the time of termination of employment and (B) the largest annual bonus amount paid to the Employee within the three (3) calendar years preceding the calendar year in which occurs the Satisfactory Change in Control. In the event the Executive is entitled to the payment described in Subsection (i) above, any payment under this Subsection (iii) shall be equal to one
          (1) times the sum of (A) and (B) described above. In addition to the payment described in this Subsection (iii), the Company shall pay to the Employee an amount equal to what would be the Employee's cost of COBRA health continuation coverage for himself and his eligible dependents from the Company for lesser of the period in which the Employee would be eligible to receive COBRA health continuation coverage from the Company. Any payment made pursuant to this Subsection (b)(iii) shall be payable as soon as practicable following the Employee's termination of employment.

The payments described in this Section 3 shall be collectively referred to in this Agreement as "Change in Control Benefits".

     (c) The Company shall be entitled to withhold appropriate employment and income taxes from the Change in Control Benefits, if required by applicable law.

     (d) In no event shall the payment(s) described in this Section 3 exceed the amount permitted by Section 280G of the Internal Revenue Code, as amended (the "Code"). Therefore, if the aggregate present value (determined as of the date of the Change in Control in accordance with the provisions of Section 280G of the Code) of both the payments under this Agreement and all other payments to the Employee in the nature of compensation which are contingent on a change in


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ownership  or  effective  control  of  the  Company  or  in  the  ownership of a substantial portion of the assets of the Company (the "Aggregate Severance") would result in a "parachute payment," as defined under Section 280G of the Code, then the Aggregate Severance shall not be greater than an amount equal to
2.99 multiplied by Employee's "base amount" for the "base period," as those terms are defined under Section 280G. In the event the Aggregate Severance is required to be reduced pursuant to this Section 3, the Employee shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence.

     4.     TERMINATION.  This Agreement shall terminate upon the earlier of (a)
            -----------
the expiration of the Term; or (b) full payment of any Change in Control Benefits that becomes due in accordance with Section 3.

     5.     CONFIDENTIALITY.
            ---------------

          (a) All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Employee while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned to him by the Company, the Employee will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Employee to lose its character or cease to qualify as Confidential Information or Trade Secrets.

          (b) The covenants of confidentiality set forth herein will apply during the term of the Employee's employment to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Employee prior to or after the date hereof. The covenants restricting the use of Confidential Information will continue and be maintained by the Employee for a period of twelve (12) months following termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Employee following termination of this Agreement for so long as permitted by the then-current Georgia Trade Secrets Act of 1990, O.C.G.A. Sec. 10-1-760, et. seq.

     6.     NONCOMPETITION.  In  the  event  that  the  Employee  is entitled to
            --------------
receive the Change in Control Benefits under this Agreement, the Employee agrees that, for twelve (12) months following the Employee's termination of employment, the Employee will not (except on behalf of or with the prior written consent of the Company), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as an employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Company, engage in any business which is the same as or essentially the same as the Business of the Company.


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     7.     NONSOLICITATION.  In  the  event  that  the  Employee is entitled to
            ---------------
receive the Change in Control Benefits under this Agreement, the Employee agrees that, for twelve (12) months following the Employee's termination of employment:

          (a) the Employee will not (except on behalf of or with the prior written consent of the Company), on the Employee's own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the customers of the Company or its affiliates, including actively sought prospective customers, with whom the Employee has or had material contact during the last two (2) years of the Employee's employment, for purposes of providing products or services that are competitive with those provided by the Company and its affiliates; and

          (b) the Employee will not on the Employee's own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of the Company or its affiliates, whether or not such employee is a full-time employee or a temporary employee of the Company or its affiliates and whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will.

     8.     REMEDIES.  The  Employee  agrees  that,  in addition to all remedies
            --------
provided by law or in equity, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Employee of the covenants in Sections 5, 6 and 7 hereof. If the Employee breaches his obligations pursuant to Sections 5, 6 or 7 hereof, the Employee will forfeit any amounts owed to the Employee under Section 3 hereof which have not been paid to the Employee.

     9.     NO  MITIGATION.  No  amounts  or  benefits  payable  to the Employee
            --------------
hereunder shall be subject to mitigation or reduction by income or benefits the Employee receives from other sources.

     10.     CONTINUED  EMPLOYMENT.  Nothing  herein  shall  entitle Employee to
             ---------------------
continued employment with the Company or to continued tenure in any specific office or position. The Employee's employment with the Company shall be terminable at the will of the Company, with or without Cause.

     11.     ASSIGNMENT.  The  rights  and obligations of the Company under this
             ----------
Agreement shall inure to the benefit of the Company's successors and assigns. This Agreement may be assigned by the Company to any legal successor of the Company or to an entity which purchases all or substantially all of the assets of the Company. In the event the Company assigns this Agreement as permitted by this Agreement and the Employee remains employed by the assignee, the "Company" as defined herein will refer to the assignee and the Employee will not be deemed to have terminated employment hereunder until the Employee terminates employment from the assignee.


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
12.     ARBITRATION.  Any  controversy  or  claim  arising out of or relating to
        -----------
this Agreement, or the breach thereof, shall be adjudicated through binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Company and the Employee agree that they will seek to enforce any arbitration award in the Superior Court of Fulton County. The decision of the arbitration panel shall be final and binding upon the parties and judgment upon the award rendered by the arbitration panel may be entered by any court having jurisdiction. The Company and the Employee agree to share equally the fees and expenses associated with the arbitration proceedings.

13.     ATTORNEYS'  FEES.  With  respect  to  arbitration  of  disputes  and  if
        ----------------
litigation ensues between the parties concerning the enforcement of an arbitration award and the Employee prevails in the dispute, the Company will pay and be financially responsible for all costs, expenses, reasonable attorneys' fees and reasonable expenses incurred by the Employee (or the Employee's estate in the event of his death) in connection with the dispute.

     14.     NOTICE.  All  notices,  consents,  waivers and other communications
             ------
required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or
(c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by written notice to the other parties):

If to the Company, to the Company at:     FLAG  Financial  Corporation
                                          Attention:  Joe  Evans
                                          Suite  550
                                          3475  Piedmont  Road,  NE
                                          Atlanta,  Georgia  30305
                                          Facsimile  Number:  404-760-7710

If to the Employee, to the Employee at:   9050 Old Southwick Pass
                                          Alpharetta, Georgia  30022

     15.     HEADINGS.  Sections  or  other  headings  contained  herein are for
             --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16.  ENTIRE  AGREEMENT.  This  Agreement  contains the entire understanding
          -----------------
of  the  parties  with  respect  to  the  subject  matter  hereof.

     17.  SEVERABILITY.  In the event that one or more of the provisions of this
          ------------
Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


                                      - 9 -
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     18.     GOVERNING  LAW.  To  the full extent controllable by stipulation of
             --------------
the parties, this Agreement shall be interpreted and enforced under Georgia law.

     19.     AMENDMENT.  This  Agreement  may  not  be  modified,  amended,
             ---------
supplemented or terminated except by a written agreement between the Company and the Employee.


     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date and year first above written.


                                           THE  COMPANY:

                                           FLAG FINANCIAL CORPORATION

                                           By:      /s/  Joseph W. Evans
                                                    --------------------

                                           Print Name:  Joseph W. Evans
                                                        ---------------

                                           Title:  Chairman and CEO
                                                   ----------------

                                           EMPLOYEE:

                                            /s/  Stephen W. Doughty
                                           -------------------------
                                           STEPHEN  W.  DOUGHTY


                                      - 10 -
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